UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 19, 2017

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55053 (Commission File Number)	46-3590850 (I.R.S. Employer Identification No.)

5503 Cahuenga Blvd, #203 Los Angeles, CA 91601 (Address of principal executive offices) (zip code)

(877) 238-4492 (Registrant’s telephone number, including area code)

137 South Robertson Boulevard, Suite 129 Beverly Hills, CA 90211
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

As announced in our Current Report on Form 8-K filed with the Commission on May 19, 2017, Mr. Abraham Summers was no longer our Chief Financial Officer effective May 10, 2017. On June 19, 2017, we entered into a Termination of Services Agreement with Mr. Summers and Gnosiis International, LLC, an entity controlled by Mr. Summers. Under the terms of the agreement: (i) we agreed with Mr. Summers that his Employment Agreement dated November 15, 2016, his employment with us, and Gnosiis’ independent contractor relationship with us, were all terminated effective May 10, 2017, (ii) we agreed to pay Mr. Summers $50,000 and issue him 294,321 shares of our common stock, restricted in accordance with Rule 144, (iii) Mr. Summers relinquished any rights he had to serve on our Board of Directors, (iv) Mr. Summers and Gnosiis agreed to relinquish any anti-dilution rights that would entitle Mr. Summers or Gnosiis additional shares of our common stock, including under the Employment Agreement or otherwise, (v) we agreed to reimburse Mr. Summers $5,000 for his attorney’s fees related to the agreement, and (vi) we entered into a mutual general release with Mr. Summers and Gnosiis with all parties releasing any and all claims they may have against another party, whether those claims are currently known or not. The description of the Termination of Services Agreement with Mr. Summers and Gnosiis set forth in this Current Report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

As noted in Item 1.01, pursuant to the Termination of Services Agreement, we agreed to issue Mr. Summers 294,321 shares of our common stock. On or about June 20, 2017, we issued the shares to Mr. Summers, with a standard restrictive legend regarding resale of the shares. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact Summers was one of our officers and directors, is a sophisticated investor and familiar with our operations.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Termination of Services Agreement by and between Blow & Drive Interlock Corporation, Abraham Summers and Gnosiis International, LLC dated June 19, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2017	Blow & Drive Interlock Corporation
a Delaware corporation

/s/ Laurence Wainer
	By:	Laurence Wainer
	Its:	Chief Executive Officer and Chief Financial Officer

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